Report of Independent
 Registered Public Accounting Firm

To the Board of Trustees
 of IndexIQ Trust and Shareholders
of IQ ALPHA Hedge Strategy Fund:
In planning and performing our
audit of the financial statements
 of IQ ALPHA Hedge Strategy Fund
 (the Fund) as of  April 30, 2009
and for the period from
June 30, 2008 (commencement
of operations) to April 30, 2009, in
 accordance with the standards of
the Public Company Accounting
Oversight Board (United States),
 we considered the Funds internal
control over financial reporting,
including controls over safeguarding
securities, as a basis for designing
our auditing procedures for the purpose
 of expressing our opinion on the
financial statements and to comply
 with the requirements of Form N-SAR,
but not for the purpose of expressing
an opinion on the effectiveness of the
Funds internal control over financial
reporting. Accordingly, we express
no such opinion.
The management of the Fund is
responsible for establishing and
 maintaining effective internal
control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds
internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability
 of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of
records that, in reasonable detail,
accurately and fairly reflect the
 transactions and dispositions of the
 assets of the fund; (2) provide
reasonable assurance that transactions
 are recorded as necessary to permit
 preparation of financial statements
 in accordance with generally
accepted accounting principles,
and that receipts and expenditures
 of the fund are being made only in
accordance with authorizations of
 management and directors of the
fund; and (3) provide reasonable
assurance regarding prevention
or timely detection of unauthorized
acquisition, use or disposition of a
funds assets that could have a
material effect on the financial
statements.
Because of its inherent limitations,
 internal control over financial
reporting may not prevent or
 detect misstatements. Also,
projections of any evaluation of
effectiveness to future periods
 are subject to the risk that
controls may become inadequate
because of changes in conditions,
 or that the degree of compliance
 with the policies or procedures
may deteriorate.
A deficiency in internal control
 over financial reporting exists
when the design or operation of a
 control does not allow management
 or employees, in the normal course
 of performing their assigned
functions, to prevent or detect
 misstatements on a timely basis.
 A material weakness is a deficiency,
 or a combination of deficiencies,
 in internal control over financial
reporting, such that there is a
reasonable possibility that a material
misstatement of the Funds annual
or interim financial statements will
 not be prevented or detected on
 a timely basis.
Our consideration of the Funds
internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in
 internal control that might be material .
weaknesses under standards
established by the Public Company
 Accounting Oversight Board (United States).
 However, we noted no deficiencies in
the Funds internal control over financial
 reporting and its operation, including
controls over safeguarding securities,
that we consider to be a material
weakness as defined above as of
April 30, 2009.
This report is intended solely for
 the information and use of management
 and the Board of Trustees of
IQ ALPHA Hedge Strategy Fund and
the Securities and Exchange Commission
 and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Ernst & Young LLP


New York, New York
June 26, 2009